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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Tekgraf, Inc. on Form S-8 (File No. 333-32578) of our report dated March 3, 2000, on our audits of the consolidated financial statements and financial statement schedule of Tekgraf, Inc. and its subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in this Form 10-K.

                                                      PricewaterhouseCoopers LLP


Atlanta, Georgia
March 27, 2000